UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2022

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2022, the Board of Directors (the “Board”) of ANI Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from eight to nine members and appointed Renee P. Tannenbaum, Pharm.D., a director of the Company, effective immediately. The Board has determined that Dr. Tannenbaum is independent in accordance with the applicable rules of the Nasdaq Stock Market. Dr. Tannenbaum has not yet been appointed to any Board committee. In connection with her appointment to the Board, Dr. Tannenbaum received an initial equity award under the Company’s 2008 Stock Incentive Plan (the “Plan”) comprised of a restricted stock award under the Plan having a grant date fair value equal to $435,000 and which will vest in three equal installments on the first, second and third anniversary of Dr. Tannenbaum’s appointment to the Board, subject to her continued service as a director of the Company. Dr. Tannenbaum will also receive cash compensation for her service on the Board, and Board committees if applicable, in accordance with the cash compensation previously determined for the other non-employee members of the Board, in each case prorated based on her initial appointment date. Dr. Tannenbaum will enter into an indemnification agreement with the Company substantially in the form filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the 2007 fiscal year filed with the Securities Exchange Commission on March 17, 2008.

There are no arrangements or understandings between Dr. Tannenbaum and any other person pursuant to which she was appointed as a director of the Company, and there is no family relationship between Dr. Tannenbaum and any of the Company’s other directors or executive officers. In addition, Dr. Tannenbaum does not have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1934, as amended.

Item 7.01 Regulation FD Disclosure

The press release announcing the appointment of Dr. Tannenbaum to the Board is furnished as Exhibit 99.1 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Press release dated March 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANI PHARMACEUTICALS, INC.

By:	/s/ Stephen P. Carey
Stephen P. Carey

Senior Vice President Finance, and Chief Financial Officer

Dated: March 23, 2022